EX-35 (d)
(logo) CHASE

SERVICER COMPLIANCE STATEMENT

RE: JPMorgan Alternative Loan Trust (JPALT) 2006-S2: The Pooling and Servicing Agreement by and among JPMorgan Mortgage Acquisition Corp as Seller, JPMorgan Chase Bank NA as Servicer, Wells Fargo Bank NA as Master Servicer, JPMorgan Acceptance Corp I as Depositor, JPMorgan Chase Bank NA as Custodian, US Bank NA as Trustee, Wells Fargo Bank NA as Securities Administrator (the "Agreement")

The undersigned, a duly authorized officer of JPMorgan Chase Bank, National Association, as servicer (the "Servicer") pursuant to the J.P. Morgan Alternative Loan Trust (JPALT) 2006-S2 (The "Agreement"), does hereby certify that:

(1) A review of the activities of the Servicer during the calendar year ending December 31, 2006 and of the performance of the Servicer under the Agreement has been made under my supervision; and

(2) To the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the Agreement in all material respects throughout such year.

Date: 02/28/2007

JPMorgan Chase Bank,
National Association,
as Servicer

By:
Name: David Lowman
Title: Executive Vice President